                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated this 2nd day of July, 2001, by and between ENCORE MEDICAL CORPORATION, a Delaware corporation ("Buyer"), and TECNOL, INC.; KIMBERLY-CLARK CORPORATION; and KIMBERLY-CLARK WORLDWIDE, INC. each a Delaware corporation (collectively referred to as "Seller").

     WHEREAS, Seller owns and operates an orthopedic soft goods/patient safety/pressure care manufacturing, marketing and distribution activity related to the products set forth on Exhibit A, with its primary place of business
                                     -
located at Del Rio, Texas (hereinafter sometimes referred to as the "Activity"); and

     WHEREAS, the parties desire to provide for the sale and transfer of the Activity and its assets including the personal property used primarily in connection with such Activity, in exchange for cash and a promissory note, upon the terms and subject to the conditions herein set forth; and

     WHEREAS, this Agreement sets forth the terms and conditions to which the parties have agreed;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

     Section 1.1  Transfer of Assets.  Subject to the terms and conditions of
                  ------------------
this Agreement, Seller does hereby agree to sell, transfer, convey and deliver to Buyer and Buyer does hereby agree to purchase and accept from Seller the following property and rights:

             (a) All furniture, fixtures, equipment and other personal tangible property used primarily in the operation of the Activity as set forth on Schedule 1.1(a) to this Agreement (the "Fixed Assets");
            ------

             (b) All raw materials, work in process, finished product and supplies used, acquired or received by Seller primarily in the operation of the Activity as set forth on Schedule 1.1(b) hereto, (the "Inventory");
                                  ------

             (c) All formulae, patents, inventions, licenses, know-how, trademarks, trade names, service marks, copyrights, and trade secrets used solely with respect to the Activity as set forth in Schedule 1.1 (c) (the
                                                             -------
"Intellectual Property Assets");

             (d) All of the interest of the Seller in the Activity, together with any lists of present, contemplated and former customers, mailing lists, business books, drawings, files and database records of all types relating primarily to the Activity, the telephone numbers and listings for the Activity, all customer and sales brochures, sales support and marketing collateral, pamphlets, advertising literature, catalogs and related buying or sales material; and

             (e) Seller's interest in and benefits under all transferable licenses, permits, contracts, raw material and finished goods purchase orders or agreements relating primarily to the Activity, or governmental issued licenses or permits, as set forth on Schedule 1.1(e) hereto, (collectively, the
                                     ------

"Assumed Contracts"), provided, however, that such Assumed Contracts shall be transferred and conveyed only to the extent that the Assumed Contracts relate to the Activity.

     All property to be sold by Seller to Buyer described above shall be hereinafter collectively referred to as the "Assets."

     Section 1.2    Purchase Price.  In reliance on the representations and
                    --------------
warranties of Seller herein contained, and on the terms and subject to the conditions of this Agreement, Buyer, in consideration for the transfer and delivery to it of the Assets as herein provided, will pay to Seller the sum of Eight Million Eight Hundred Thirty-Five Thousand Two Hundred Six Dollars ($8,835,206) (the "Purchase Price"), provided however, such Purchase Price shall
-----------
be adjusted pursuant to the terms of Section 1.6 hereof.
                                             ---

     Section 1.3    Liabilities of Seller Assumed by Buyer.   Buyer agrees to
                    --------------------------------------
assume, upon the terms and subject to the conditions set forth herein, at the Closing, and agrees to perform or satisfy, to the extent related to the Activity, only the following: (a) all liabilities and obligations of Seller under the Assumed Contracts except as specifically set forth in Schedule 1.3;
                                                                         ----
(b) all liabilities, obligations, claims, demands and causes of action arising from the operations of the Activity or the functioning, use and condition of the Assets on and after the Closing Date, including, but not limited to, regulatory obligations; (c) any liability or obligation with respect to Taxes (as hereinafter defined) applicable to the Activity or the Assets for any period (or partial period) beginning after the Closing Date; and (d) all obligations and liabilities of Seller for returns and warranties arising from the operations of the Activity prior to and after the Closing Date. All of the foregoing liabilities and obligations of Seller to be assumed by Buyer hereunder are hereinafter referred to as the "Assumed Liabilities."

     Section 1.4    Allocation of Purchase Price.   The Purchase Price shall be
                    ----------------------------
allocated among the Assets (including the Assumed Liabilities) in the manner required by Treasury Regulations (S)1.1060-1T and shall be reasonably agreed to in writing by Seller and Buyer on or before the Closing Date, provided that such allocation shall be updated as of the end of the Transition Period, as hereinafter defined. Buyer and Seller agree that, except as otherwise required by law, (i) the allocations to be agreed to as herein described shall be binding on Seller and Buyer for all foreign, federal, state and local tax purposes, and
(ii) Buyer and Seller shall file with their respective federal income tax returns consistent IRS Forms 8594-Asset Acquisition Statements under Section 1060, including any required amendments thereto, which shall reflect the allocations set forth in their written agreement. Buyer and Seller shall file all applicable transfer tax forms and declarations. All Taxes applicable to the Assets for periods beginning before and ending after the Closing Date, and any other charges which are appropriate subjects for proration, shall be prorated on a daily basis as of 12:01 a.m. on the Closing Date between Seller and Buyer; provided, however, that, all property, ad valorem or similar taxes shall be allocated to Seller for the period ending on the Closing Date based on a daily proration of the most recent (as of the Closing Date) ascertainable property, ad valorem or similar taxes to be prorated. Any refund of property, ad valorem or similar taxes (net of any reasonable costs incurred to recover same) shall be prorated between Seller and Buyer in the same proportion. Notwithstanding the foregoing, Buyer shall be responsible for the payment of all sales and use, deed and transfer taxes as a result of the sale and transfer of the Assets contemplated hereby. Buyer and Seller shall file all applicable transfer tax forms and declarations in connection therewith. For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, personal property, severance, sales, use, transfer, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem or excise tax, or any other tax, charge, levy, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, fine, penalty, assessment or addition thereto, imposed by any governmental authority.

     Section 1.5    Effective Date.  The Effective Date of the transfer of the
                    --------------
Assets shall be 12:01 a.m. on the Closing Date.

     Section 1.6    Purchase Price Adjustment.
                    -------------------------

             (a) As used herein, the term "Inventory Value" means the value of the net inventory as determined pursuant to Schedule 1.6 (a) as of the
                                                        -------
Effective Date.

             (b) Within thirty (30) days after the Closing Date, Buyer may, but is not obligated to, prepare and deliver to Seller a statement of the Closing Inventory of Seller (the "Closing Inventory Statement"). Buyer shall prepare the Closing Inventory Statement in accordance with the formula and accounting principles described in Schedule 1.6(a). Buyer shall promptly deliver
                                            ------
to Seller the results of the inventory count and shall grant Seller's Accountants such access to Buyer's facilities and the results of the physical count as Seller reasonably requests.

             (c) Seller shall allow Buyer and Buyer's independent accountants ("Buyer's Accountants") access to the work papers, if any, of Seller's independent accountants ("Seller's Accountants"), which are relevant to the Closing Inventory Statement, and shall cooperate and direct its personnel and Seller's Accountants to cooperate with Buyer and Buyer's Accountants to facilitate preparation and delivery of the Closing Inventory Statement. From and after the Closing Date, Buyer shall cooperate and direct its personnel and Buyer's Accountants to cooperate with Seller and Seller's Accountants to facilitate the Seller's review of the Closing Inventory Statement and in connection with the resolution of any disputes with respect thereto and the determination of the Final Inventory Statement.

             (d) The Closing Inventory Statement delivered by Buyer to Seller will be the Final Inventory Statement and will be conclusive and binding on the parties unless Seller, within the thirty (30) day period after the delivery to Seller of the Closing Inventory Statement, notifies Buyer in writing that Seller disputes any of the amounts set forth therein, specifying the nature of each dispute and the basis therefor (the "Dispute Notice") provided that Seller may deliver a Dispute Notice only if Seller reasonably believes that the Closing Inventory Statement contains mathematical errors or has not been prepared in accordance with the formula and accounting principles described in Schedule 1.6(a). Failure by Seller to dispute the amounts reflected in the Closing
------
Inventory Statement within such thirty (30) day period will be deemed an acquiescence thereto by Seller. The parties shall attempt in good faith to reach agreement resolving all the disputes set forth in the Dispute Notice within thirty (30) days after the Dispute Notice is delivered by Seller to Buyer, in which event the Closing Inventory Statement, as amended to the extent necessary to reflect the resolution of all such disputes, will be the Final Inventory Statement and will be conclusive and binding on the parties. If the parties are unable to resolve any or all of such disputes within the aforesaid thirty (30 day period, the parties will, promptly after the expiration of such time period, submit for resolution all unresolved disputes to a mutually acceptable Big Five Accounting Firm as an arbiter (the "Designated Accounting Arbitrator") for resolution. Promptly, but no later than thirty (30) days after its acceptance of its appointment as Designated Accounting Arbitrator, the Designated Accounting Arbitrator shall determine, based solely on presentation by Buyer and Seller, and not by independent review, those items in dispute on the Closing Net Working Assets Statement and shall render a written report as to the resolution of each dispute and the resulting calculation of the Final Inventory Statement and the Closing Net Working Assets. In resolving any disputed item, the Designated Accounting Arbitrator may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Designated Accounting Arbitrator will have exclusive jurisdiction over, and resort to the Designated Accounting Arbitrator as provided in this paragraph (d) will be the sole recourse and remedy of, the parties against one another or any other person (including

Seller's Accountants or Buyer's Accountants) with respect to, any disputes arising out of or relating to the Closing Inventory Statement and/or the Final Inventory Statement; and the Designated Accounting Arbitrator's determination will be conclusive and binding on the parties and will be enforceable in a court of law.

             (e) Seller shall pay the fees and expenses of Seller's Accountants. Buyer shall pay the fees and expenses of Buyer's Accountants. Buyer and Seller shall share equally the fees and expenses of the Designated Accounting Arbitrator.

             (f) As used herein, the term "Final Inventory Statement" means (A) the Closing Inventory Statement if no Dispute Notice is given by Seller within the time period set forth in Section 1.6(d) or (B) if a Dispute Notice is timely
                                     ------    ---
given and all of the disputed items are resolved by mutual agreement of the parties, the Closing Inventory Statement, as amended if necessary, to reflect such resolution of all disputes or (C) if a Dispute Notice is timely given and any or all of the disputed items are submitted to the Designated Accounting Arbitrator for resolution, the Closing Inventory Statement, as amended if necessary, to reflect the resolution of any disputes by mutual agreement of the parties and the resolution of all other disputes by the Designated Accounting Arbitrator.

             (g) If the Inventory Value on the Final Inventory Statement is less than $5,721,706, Seller shall pay Buyer the amount of such difference. If
          ----------
the Inventory Value on the Final Inventory Statement is greater than $5,771,706,
                                                                     ----------
Buyer shall pay Seller the amount of such difference. Any payments made by Seller or Buyer pursuant to this Section 1.6(g), together with interest thereon
                                         -------
from the Closing Date to the date of payment at a rate of eight percent (8%) per annum, shall be made by adjustment to the then outstanding balance of the Promissory Note.

     Section 1.7    Retained Assets.  Anything in Section 1.1 to the contrary
                    ---------------                       ---
notwithstanding, there shall be excluded from the Assets to be sold, assigned, transferred and conveyed to Buyer hereunder and not included within the meaning of the term "Assets" (such excluded assets being referred to as the "Retained Assets") (a) all rights of Seller under this Agreement; (b) all rights to refunds, rebates or credits of any Taxes for all periods (or partial periods) ending at or prior to the Closing Date; (c) any insurance policies; (d) all of the assets and rights of Seller under any benefit plans or benefit arrangements, including but not limited to Seller Benefit Plans (as hereinafter defined, but without limitation by reference to Employees) or to Seller Benefit Arrangements (as hereinafter defined, but without limitation by reference to Employees); (e) any cash, negotiable securities, certificates of deposit and other cash equivalents; (f) any deposits received by Seller at or prior to Closing and any payments or prepayments relating to periods prior to the Closing Date; (g) any medical, payroll and employee personnel and benefit records; (h) all registered and unregistered trademarks, service marks, service names, trade styles and trade names (and supplies bearing any of the foregoing), and all associated goodwill, all statutory, common law and registered copyrights, all patents, all applications for any of the foregoing and all trade secrets that do not relate primarily to the Activity, including without limitation, except as otherwise provided herein or in the Transition Services and Supply Agreement any rights in the use of the names set forth in Schedule 1.7 (except as provided below); (i)
                                           ---
all confidential and proprietary information of Seller that does not relate primarily to the Activity; (j) any other intangible assets, other than those expressly transferred pursuant to Section 1.1 hereof; (k) any expenses which are
                                          ---
prepaid at or prior to the Closing, and (l) all other assets and properties of Seller not specifically referenced as being sold to Buyer pursuant to Section 1.1.
---

Buyer shall have the royalty-free right to use the names set forth in Schedule
1.7 for purposes of selling or distributing marketing/brochure material,
---
packaging, and items of Inventory that contain such names and that are delivered to Buyer at Closing or are purchased by Buyer from Seller during the Transition

Period pursuant to the Transition Services Agreement, provided, however, Buyer shall in no event have the right to use the names set forth in Schedule 1.7 in
                                                                        ---
connection with packaging and marketing/brochure material after the second anniversary of the Closing Date nor shall Buyer have the right to use the names set forth in Schedule 1.7 in connection with the items of Inventory after the
                      ---
third anniversary of the Closing Date. Notwithstanding the above, Seller grants to Buyer a license to use the Secure-All trademark for a renewable term of ten
(10) years from the Closing Date for the limited purpose of marketing, distributing and selling patient safety devices generally of the type or related to those patient safety devices described in Exhibit A. The term of use shall
                                                     -
renew automatically for an additional three (3) terms of ten (10) years each. Buyer shall not sell any product in connection with the Secure-All trademark that does not conform to the product standards that Seller may reasonably establish and communicate to Buyer from time to time in order to maintain the consistency and quality of products associated with the Secure-All trademark.

     Section 1.8    Nonassignable Contracts or Licenses.
                    ------------------------------------

             (a)    (i)    To the extent that assignment hereunder by Seller to
Buyer of any Assumed Contract is not permitted or is not permitted without the consent (including, without limitation, waiver of a right of first refusal or option right) of a third party, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder.

                    (ii) Seller shall use all reasonable efforts (other than the payment of money or the deposit of funds by Seller on behalf of Buyer) to obtain any and all such third-party consents.

                    (iii) If and to the extent that Seller is unable to obtain any required third party consent contemplated by this Agreement, Seller shall continue to be bound by any such Assumed Contract (the "Non-Assigned Contract"). In such event, to the maximum extent permitted by law or the terms of the Non-Assigned Contract, the assignment provisions of this Agreement shall operate to create a subcontract, sublease or sublicense with Buyer to perform each relevant Non-Assigned Contract at a price equal to the monies, rights, and other consideration receivable or payable by the Seller with respect to the performance by or enjoyment of Buyer under such subcontract, sublease or sublicense. To the extent such benefit is made available, and/or such subcontract, sublease or sublicense is created, (1) Buyer shall pay, perform and discharge fully all obligations of the Seller, under any such Non-Assigned Contract from and after the Closing Date and shall indemnify Seller or any of Seller Indemnified Parties (as defined herein) against any Losses (as hereinafter defined) incurred by any of the Seller Indemnified Parties arising from any of the Seller's inability to obtain said consent in connection with such Non-Assigned Contract after the Closing Date, (2) Seller shall, without further consideration therefor, pay and remit to Buyer promptly any monies, rights and other consideration received by Seller in respect of such Non-Assigned Contract performance, and (3) Seller shall exercise or exploit its respective rights and options under all such Non-Assigned Contracts only as directed at Buyer and at Buyer's expense. If and when any third party consent contemplated in this section is obtained or any such Non-Assigned Contract shall otherwise become assignable, Seller shall promptly assign all of its rights and obligations thereunder or in connection therewith to Buyer without payment of any further consideration therefore, and Buyer shall assume such rights and obligations.

             (b) To the extent any Permit is not assignable, either by its terms or as a matter of law, Seller shall provide reasonable cooperation to Buyer and assist Buyer in preparing and submitting any information or filings required in connection with the re-issuance to Buyer of any such Permit.

                                  ARTICLE II

                                    CLOSING

     Section 2.1  Closing. The closing of the transaction provided for in this
                  -------
Agreement (hereinafter referred to as the "Closing") shall take place at the offices of Kimberly-Clark Corporation located in Roswell, Georgia, at 2:00 p.m. on the later to occur of July 2, 2001 or ten (10) business days after the satisfaction of the conditions set out in Articles VI and VII of this Agreement (hereinafter referred to as the "Closing Date"), or at such other place, time and date as the parties shall, in writing, mutually agree. In the event of any postponement thereof, all references in this Agreement to the Closing Date shall be deemed to refer to the time and to the date to which the Closing Date shall have been so postponed as herein provided.

     Section 2.2  Instruments Of Conveyance and Transfer.  At the Closing,
                  --------------------------------------
Seller shall deliver to Buyer such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment, substantially in the form attached hereto as Exhibit B, as shall be effective to
                                                     -
vest in Buyer good and marketable title to all of the Assets free and clear of all liens. Seller shall take all such steps as may be required to put Buyer in actual physical possession and control of the Assets and the Activity.

     Section 2.3  Instruments of Assumption.  In order to effectuate the
                  -------------------------
assumption of the Assumed Liabilities, Buyer shall execute and deliver to Seller, at the Closing (a) one or more instruments of assumption, in the form attached hereto as Exhibit C, and (b) such other documents, in a form reasonably
                           -
acceptable to Seller and Buyer, as Seller shall reasonably deem necessary or appropriate to confirm Buyer's assumption of the Assumed Liabilities (collectively, the "Instruments of Assumption").

     Section 2.4  Additional Closing Obligations.  At the Closing, in addition
                  ------------------------------
to those items set forth in Sections 2.2 and 2.3:
                                     ---     ---

             (a)  Seller will deliver to Buyer:

                  (i) A certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement is accurate in all respects as of the Closing Date;

                  (ii) The Transition Services and Supply Agreement, in the form set forth in Exhibit D; and
                          --

                  (iii) The Noncompetition Agreement, in the form set forth in Exhibit E.
        -

              (b) Buyer will deliver to Seller:

                  (i) a bank cashier's or certified check payable to the order of, or by wire transfer to an account specified by Seller in the amount of Five Million Seven Hundred Thousand Dollars ($5,700,000);
                                             ----------

                  (ii) a Promissory Note in favor of Seller in the original principal amount of Three Million One Hundred Thirty-Five Thousand Two Hundred Six Dollars ($3,135,206) and in the form set forth in Exhibit F (the "Promissory
              ----------                                      -
Note").

                  (iii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement is accurate in all respects as of the Closing Date; and

                  (iv) The Transition Services and Supply Agreement, in the form set forth in Exhibit D.
                          -


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES BY SELLER

   Seller does hereby represent and warrant to Buyer as follows:

     Section 3.1    Organization; Standing; Authorization. Each Seller is a
                    -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own and to conduct the Activity as it is now being conducted. The execution, delivery and performance of this Agreement by Seller has been duly and effectively authorized and consented to by the board of directors of Seller and no further action or other authorization or consent is required. The Closing of the transaction contemplated by this Agreement will not result in a breach, violation or default by Seller of or under any judgment, decree, mortgage, agreement, indenture or other instrument or agreement applicable to Seller or to which Seller is a party. Upon execution and delivery, this Agreement shall constitute the valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally or general principles of equity.

     Section 3.2    Financial Statements. Pro-forma balance sheets of the
                    --------------------
Activity dated December 31, 1999, December 31, 2000, and May 31, 2001 (the "Balance Sheet Date"), and pro-forma statement of earnings for each of the twelve (12) month periods then ended (hereinafter collectively referred to as "Financial Statements") are set forth in Schedule 3.2 and made a part hereof. To
                                                  ---
the Knowledge of Seller, the Financial Statements (a) are, in all material respects, in accordance with the books of account and records of Seller; (b) fairly present, in all material respects, as of their respective dates, the financial condition of the Activity and the results of its operations as of the date and for the period therein specified, provided however, that it is acknowledged by the Buyer that the Activity was not affiliated with Kimberly-Clark Corporation until December 1997 and it is further acknowledged by Buyer that Seller has never maintained separate financial statements for the Activity and instead such were prepared for informational purposes only.

     Section 3.3    Absence of Certain Changes.  Since the Balance Sheet Date,
                    --------------------------
except as disclosed in Schedule 3.3, there has not been with respect to the
                                ---
Activity:

             (a) Any damage, destruction or loss, whether or not covered by insurance, which materially and adversely affects the Assets or the Activity;

             (b) Any significant labor trouble or any negotiations with any labor union or employee association that would impact Seller's ability to perform under the Transition Services and Supply Agreement;

             (c)    Any material adverse change in the Activity;

             (d) Other than in the Ordinary Course of Business of the Activity, the encumbrance of any of the Assets by Seller or the assertion of any lien or claim against any of the Assets by any person or entity in an amount greater than $15,000;

             (e)    Other than the Assumed Contracts and except as set forth in
Schedule 3.3(e), any material contract, commitment or understanding entered into
         -----
by Seller;

             (f) Other than in the ordinary course of business of the Activity and specifically excluding the sale of inventory and products in the ordinary course of business, any material sale, disposal, divestiture, transfer, purchase or acquisition of the Assets; or

             (g) Entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Seller with respect to the Activity of at least $60,000.

     Section 3.4    Tax Matters. Since January 1, 1998, Seller has filed all Tax
                    -----------
returns which were required to be filed with respect to the Activity and such returns, were, when filed true, correct and complete in all material respects.

     Section 3.5    Rights of Third Parties.  Other than the Assumed Contracts
                    -----------------------
or as set forth on Schedule 3.5 and other than in the ordinary course of
                            ---
business of the Activity, Seller has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any of the Assets, and to Seller's Knowledge no person or entity has any right to possession of any of the Assets.

     Section 3.6    Inventories. The inventories of the Activity as shown on the
                    -----------
Financial Statements are true, complete and accurate and have been prepared in accordance with generally accepted accounting principles applied in a consistent manner. All inventory of the Activity, whether or not reflected in the Financial Statements, consists of a quality usable and either salable or adequate for repair, replacement or manufacturing purposes in the Ordinary Course of Business, except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the Inventory Value determined pursuant to Schedule 1.6(a) as of the Closing Date.
------

     Section 3.7    Title and Condition of Assets.  At Closing, Seller will have
                    -----------------------------
and will deliver or cause to be delivered to Buyer, good title to the Assets (except those such assets which are leased, and in which case, Seller has a valid leasehold interest) free and clear of any Encumbrance, except for any Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords or like persons, which are (A) not yet due and payable or (B) are being contested in good faith, and which Encumbrances, either individually or in the aggregate, would not materially interfere with Buyer's ownership or use of such Assets (collectively, "Permitted Personal Property Encumbrances"). Such Permitted Personal Property Encumbrances are set forth in Schedule 3.7. The Fixed Assets identified in Schedule 1.1(a)
                          ---                                           ------
as "In Service" as of the Closing Date are to the best of Seller's Knowledge, in good operating condition and repair ordinary wear and tear excepted and available for use on the Closing Date in a manner consistent with Seller's past practices related to the Activity. Except as set forth in Schedule 3.7(a), to
                                                                    -----
Seller's Knowledge all Fixed Assets located in Acuna, Mexico on the Closing Date were manufactured or assembled in the United States. In addition, the molds and dies listed in Schedule 1.1(a) were in good operating condition to the extent
                        ------
that they produced quality products as of the last time that such molds and dies were used to produce products related to the Activity prior to the Closing Date. Except for the specific representations, warranties and covenants set forth in this Agreement, the Assets will be transferred at the Closing "as is and where is," and all other representations and warranties, including any warranty of merchantability or fitness for a particular purpose, are hereby expressly disclaimed.

     Section 3.8    Default. Seller is not in default under, nor has any event
                    -------
occurred which, with notice or the lapse of time or both, could result in a material default under any outstanding note, indenture, mortgage, contract or agreement related to the Activity or the Assets. Other than with respect to the Assumed Contracts, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of, modification of, acceleration of, or constitute a default under, any law, order, injunction or decree of any court, governmental agency or arbitration tribunal or any contract, note, mortgage, security agreement, other agreement or instrument to which Seller is a party or by which Seller is bound.

     Section 3.9    Litigation.  Schedule 3.9 sets forth a description of all
                    ----------            ---
pending or, to Seller's Knowledge, Threatened litigation, administrative, arbitration or other proceedings involving the Assets or the Activity. Except as set forth on Schedule 3.9, to the knowledge of Seller (a) none of the Assets
                         ---
are subject in any material respect to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority that could reasonably be expected to have a material adverse affect on the Assets or the Activity; and (b) Seller has not been permanently or temporarily enjoined by an order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the Assets or the Activity.

     Section 3.10   Court Orders and Decrees.  There is not outstanding or, to
                    ------------------------
the Knowledge of Seller, Threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal that materially affects the Assets or the Activity.

     Section 3.11   Warranties.  Except as set forth in Schedule 3.11 and except
                    ----------                                   ----
in the Ordinary Course of Business, Seller has not given or made any express warranties to third parties with respect to any merchandise sold or services performed by Seller related to the Activity. Schedule 3.11(a) sets forth a
                                                       -------
description of Seller's warranty and return history for the Activity from April 1, 2000 through March 31, 2001and fairly represents in all material respects the rebate, warranty and return history during that time period.

     Section 3.12   Contracts.  None of the parties to the Assumed Contracts is
                    ---------
in material breach or default and all such contracts are valid, legally binding and enforceable in accordance with their terms.

     Section 3.13   Intellectual Property.
                    ---------------------

             (a)    Intellectual Property Assets--The term "Intellectual
                    ----------------------------
Property Assets" includes:

                    (i) the name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications used solely with respect to the Activity (collectively, "Marks");

                    (ii) all patents, patent applications, and inventions and discoveries that may be patentable used solely with respect to the Activity (collectively, "Patents");

                    (iii) all copyrights in both published works and unpublished works used solely with respect to the Activity (collectively, "Copyrights"); and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints related to the Activity (collectively, "Trade Secrets"); owned, used, or licensed by Seller as licensee or licensor.

          (b)  Agreements - Schedule 3.13(b) contains a complete and accurate
               ----------            -------
list and summary description, including any royalties currently paid or received by Seller related to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which Seller is the licensee. There are no outstanding and no Threatened disputes or disagreements with respect to any such agreement.

          (c)  Liens and Encumbrances
               ----------------------

     Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (d)  Patents
               -------

               (i)    Schedule 1.1(c) contains a complete and accurate list and
                               ------
summary description of all Patents. With the exception of those patents listed in Schedule 3.13(b), Seller is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

               (ii) To Seller's Knowledge, all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are presumed valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

               (iii) To Seller's Knowledge, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

               (iv) To Seller's Knowledge, no Patent is infringed or has been challenged or Threatened in any way. To Seller's knowledge, none of the products manufactured and sold, nor any process or know-how used described in Schedule 1.1(c), by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.


          (e)  Trademarks
               ----------

               (i)    Schedule 1.1(c) contains a complete and accurate list and
                               ------
summary description of all Marks. With the exception of common law marks shown on Schedule 1.1(c), Seller is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

               (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or Threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.



          (f)  Copyrights
               ----------

               (i)    Schedule 1.1(c) contains a complete and accurate list and
                               ------
summary description of all Copyrights. Seller is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)   No Copyrights have been registered.

               (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or Threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     Section 3.14  Brokers or Finders.  Except as set forth in Schedule 3.14,
                   ------------------                                   ----
Seller has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     Section 3.15  Insurance.
                   ---------

          (a)  Seller has delivered to Buyer:

               (i) a brief description of all policies of insurance in force insuring the Assets or the Activity; and

               (ii) true and complete copies of all pending applications for policies of insurance.


          (b)  Schedule 3.15(b) describes:
                        -------

               (i) any self-insurance arrangement by or affecting Seller, including any reserves established there under;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Seller; and

               (iii) all obligations of Seller with respect to the Activity to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c)  With respect to the Activity, Schedule 3.15(c) sets forth, by
                                                      -------
year, for the current policy year and each of the two (2) preceding policy years:

               (i)    a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:
                                  -------

                      (A)  the name of the claimant;

                      (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                      (C)  the amount and a brief description of the claim; and

               (iii) a statement describing the loss experience for all claims in excess of $25,000 that were self-insured, including the number and aggregate cost of such claims.

          (d)  Except as set forth on Schedule 3.15(d):
                                               --------

               (i) All policies to which Seller with respect to the Activity is a party or that provide coverage to Seller with respect to the Activity:

                      (A)  are valid, outstanding, and enforceable;

                      (B) are issued by an insurer that is financially sound and reputable;

                      (C) taken together, provide adequate insurance coverage for the assets and the operations of the Activity for all risks normally insured against by a Person carrying on the same business or businesses as the Activity; and

                      (D) are sufficient for compliance with all Legal Requirements and Contracts to which Seller with respect to the Activity is a party or by which any of them is bound.

               (ii) Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations there under.

               (iii) Seller has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which Seller with respect to the Activity is a party or that provides coverage to Seller with respect to the Activity.

               (iv) Seller has given notice to the insurer of all claims that may be insured thereby.

     Section 3.16  Contracts; No Defaults.
                   ----------------------

          (a)  Schedule 3.16(a) contains a complete and accurate list, and
                        ------
Seller has delivered to Buyer true and complete copies of:

               (i) each agreement that involves the sale of goods related to the Activity to which Seller is a party which, to the best of Seller's Knowledge, involves the sale of goods in excess of $15,000 per year.

               (ii) each agreement that involves an outstanding purchase obligation for raw materials, finished products and supplies by Seller that relate to the Activity.

               (iii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b)  Except as set forth in Schedule 3.16(b) to the best of Seller's
                                               -------
Knowledge, each Contract identified or required to be identified in Schedule 3.16(a) is in full force and effect and is valid and enforceable in accordance
-------
with its terms and there are no known defaults or claimed or alleged defaults of any party thereunder.

          (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     Section 3.17  Representation - Accuracy. No representation or warranty by
                   --------------------------
Seller made in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements contained therein not materially misleading. No notice given pursuant to Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.



     Section 3.18  Compliance with Legal Requirements; Governmental
                   ------------------------------------------------
Authorizations.
--------------

          (a)  Except as set forth in Schedule 3.18, to the best of Seller's
                                               ----
Knowledge:

               (i) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Seller with respect to the Assumed Contracts of, or a failure on the part of the Seller with respect to the Assumed Contracts to comply with, any Legal Requirement, or (B) may give rise to any obligations on the part of the Seller with respect to the Assumed Contracts to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (ii) the Seller with respect to the Activity has not received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the costs of, any remedial action of any nature, which have not been remedied.

          (b) Each Governmental Authorization listed or required to be listed in Schedule 1.1(e) is valid and in full force and effect.
            ------


                                  ARTICLE IV

                    Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller  as follows:

     Section 4.1  Organization and Authority of Buyer.  The Buyer is a
                  -----------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

     Section 4.2  Authorization; No Breach.
                  --------------------------

          (a) Buyer has all requisite corporate power and authority to enter into, execute and deliver (as applicable) this Agreement, the Instruments of Assumption, and any agreements and documents contemplated hereby (the "Buyer Closing Documents"), and to perform fully its obligations hereunder and thereunder, and no other corporate act or proceeding on the part of Buyer is necessary to authorize same. This Agreement has been, and each of the Instruments of Assumption, and the Buyer Closing Documents to be delivered by Buyer at the Closing will be, duly authorized, executed and delivered by Buyer, as the case may, and will be, a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement, the Instruments of Assumption and the Buyer Closing Documents by Buyer and the consummation of the transactions contemplated hereby and thereby, will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) violate, result in the breach of, or default (or an event which, with notice or lapse of time or both, would constitute a default) under, any material contract to which Buyer is a party or to which Buyer or any of its respective assets or properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the assets or the properties of Buyer, (iv) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against Buyer or affecting the assets or properties of Buyer, or (v) violate any statute, law, rule or regulation of any jurisdiction, which violation could affect Buyer's ability to consummate the transactions contemplated herein.

     Section 4.3  Consents and Approvals.  The performance by Buyer of its
                  ----------------------
obligations hereunder and thereunder, do not require Buyer to obtain any consent, approval, authorization, license, permit or other action of, or make any filing with or give any notice to, any governmental or regulatory body or any other person.

     Section 4.4  Actions and Proceedings.  There are no outstanding orders,
                  -----------------------
judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Buyer, and there are no actions, litigations or suits or legal, administrative or arbitration proceedings of any type whatsoever pending, or to the Knowledge of Buyer, Threatened, against or involving Buyer which, in either case, individually or in the aggregate, could reasonably be expected to adversely affect Buyer's ability to consummate the transactions contemplated herein or the performance of its obligations hereunder.

     Section 4.5  Representation Accuracy.  No representation or warranty by
                  -----------------------
Buyer made in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     Section 4.6  Buyer Broker.  Buyer has not engaged any broker or finder in
                  ------------
connection with the transactions contemplated by this Agreement.

     Section 4.7  Cash on Hand.  Buyer will have upon the Closing available cash
                  ------------
on hand sufficient to pay the portion of the Purchase Price to be paid via wire transfer on the Closing Date.

                                   ARTICLE V

                                   Covenants

     Section 5.1  [Intentionally Deleted]
                  -----------------------

     Section 5.2  Conduct of Activity Pending Closing.  Pending the Closing and
                  -----------------------------------
except as otherwise permitted by this Agreement or as consented to by Buyer in writing, Seller covenants that:

             (a) Seller will conduct the Activity only in the Ordinary Course of Business which, without limitation, shall include material compliance with all applicable laws and regulations, and the maintenance in force of all insurance policies referred to Section 3.17 of this Agreement;
                                       ----

             (b) Seller shall preserve its business organization intact and use its best efforts to maintain for Buyer the goodwill of suppliers, customers and others having business relations with Seller.

     Section 5.3  Additional Agreements; Reasonable Efforts. Subject to the
                  -----------------------------------------
terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts, to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement including cooperating with the other parties to this Agreement.

     Section 5.4  Further Assurances.  From time to time after the Closing, at
                  ------------------
the request of Buyer, and without further consideration, Seller will execute and deliver such additional instruments and will take such other action as Buyer reasonably may require to convey, assign, transfer and deliver the Assets and the Activity and otherwise carry out the terms of this Agreement.

     Section 5.5  Cooperation and Records Retention.
                  ---------------------------------

             (a) Seller shall have the right for a period of seven (7) years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Activity prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of seven (7) years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by Seller pursuant to the terms of this Agreement and its standard corporate record retention policy to the extent that any of the foregoing relates to the Activity or Assets transferred to Buyer hereunder or is otherwise needed by Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Seller and Buyer each agree that if at the end of such seven (7)-year period either party hereto is involved in a dispute (of which the other party hereto has been notified) with regard to records held by the party not engaged in the dispute, the party not engaged in the dispute shall not destroy such records during the pendency of such dispute.

          (b) Each party hereto will cooperate in all reasonable respects with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Activity prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

     Section 5.6  Reports, Taxes Non-Foreign Affidavit.  At or prior to Closing,
                  ------------------------------------
Seller shall furnish Buyer an affidavit, stating under penalties of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person pursuant to section 1445(b)(2) of the Code.

     Section 5.7  Affiliation with Selling Parties.  Except as permitted under
                  --------------------------------
the Transition Services and Supply Agreement, Buyer shall not represent to any third party that Buyer or (after the Closing) the Activity is in any way affiliated or associated with, or owned or operated by, Seller or any of their Affiliates.

     Section 5.8  Governmental Filings.  As soon as practicable after the
                  --------------------
execution of this Agreement, the Seller and Buyer shall cooperate with each other and shall make any and all filings and submissions to any governmental agency that are required to be made in connection with the transactions contemplated hereby for the transfer of or application for all necessary permits. Notwithstanding the foregoing, Buyer shall be responsible for making all filings necessary to transfer and obtain all permits necessary for the operation of the Activity on and after the Closing Date. Seller shall furnish to Buyer and Buyer shall furnish to Seller such information and assistance as the other party may reasonably request in connection with the preparation of any such notices, filings or submissions. Each party hereto agrees to give the other party hereto written notice of any notification that it receives from any governmental agency in connection with the transfer or obtaining of the permits.

     Section 5.9  Mail or Other Communications Received After Closing.  On or
                  ---------------------------------------------------
after the Closing, Buyer may receive and open all mail or other communications addressed to Seller or their affiliates and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Activity, the Assets or any of the Assumed Liabilities. Buyer agrees to keep confidential the contents of, and to deliver or to cause to be delivered promptly to Seller, all other mail or communications received which are addressed to Seller or their affiliates and not related primarily to the Activity, the Assets or the Assumed Liabilities. In the event that Seller or their Affiliates receive mail or other communications on or after the Closing Date addressed to Seller or the Activity which relate to the Activity, the Assets or any Assumed Liabilities, Seller shall deliver or cause to be delivered promptly to Buyer such mail or other communications and Seller agrees to keep confidential the contents of such mail or other communications.


                                  ARTICLE VI

                 Conditions Precedent to Obligations of Seller

     The obligations of Seller under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of
Seller:

     Section 6.1  Purchase Price, Instruments of Assumption and the Buyer
                  -------------------------------------------------------
Closing Documents.  Buyer shall have delivered to Seller the cash payment and
-----------------
promissory note described in Section 2.4(b), and Buyer shall have executed and
                                     --------
delivered to Seller, as applicable, the Instruments of Assumption and the Buyer Closing Documents.

     Section 6.2  Continued Truth of Representations and Warranties of the
                  --------------------------------------------------------
Buyer; Compliance with Covenants and Obligations.  The representations and
------------------------------------------------
warranties of the Buyer in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by Seller. The Buyer shall have performed and complied in all material respects with all conditions, covenants, obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     Section 6.3  Adverse Proceedings.  No action or proceeding by or before any
                  -------------------
court or other governmental body shall have been instituted or Threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which could be reasonably expected to affect the ability of Seller to consummate the transactions contemplated hereby.

     Section 6.4  Other Closing Deliveries.  Seller shall have received at or
                  ------------------------
prior to the Closing each of the following documents:

          (a) such certificates of the Buyer's officers evidencing satisfaction of the conditions specified in Section 6.2 as Seller shall reasonably request;
                                       ---

          (b) certificates and other evidence reasonably required by Seller relating to the legal existence and good standing of the Buyer in the State of Delaware;

          (c) certificate of the Secretary of the Buyer attesting to the incumbency of certain of their respective officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and validity of the charter documents of Buyer;

          (d) Buyer shall execute and deliver to Seller the Transition Services and Supply Agreement; and

          (e) Buyer shall execute and deliver to Seller such other documents, instruments or certificates as Seller may reasonably request.

                                  ARTICLE VII

                 Conditions Precedent to Obligations of Buyer

     The obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of
Buyer:

     Section 7.1    Continued Truth of Representations and Warranties of Seller;
                    ------------------------------------------------------------
Compliance with Covenants and Obligations.  The representations and warranties
-----------------------------------------
of Seller in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. Seller shall have performed and complied in all material respects with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     Section 7.2    Adverse Proceedings.  No action or proceeding by or before
                    -------------------
any court or other governmental body shall have been instituted or Threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which could be reasonably expected to materially affect the ability of Buyer to consummate the transactions contemplated hereby.

     Section 7.3    Other Closing Deliveries.  Buyer shall have received at or
                    ------------------------
prior to the Closing each of the following documents:

          (a) such certificates of Seller's officers evidencing satisfaction of the conditions specified in Section 7.1 as Buyer shall reasonably request;
                                    ---

          (b) certificates and other evidence reasonably required by Buyer relating to the legal existence and good standing of Seller in Delaware;

          (c) certificate of the Secretary of Seller attesting to the incumbency of certain of their respective officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and validity of the charter documents of Buyer;

          (d) Seller shall execute and deliver to Buyer the Transition Services and Supply Agreement;

          (e) Seller shall execute and deliver to Buyer such other documents, instruments or certificates as Buyer may reasonably request; and

          (f) Seller shall execute and deliver to Buyer the Noncompetition Agreement.

                                 ARTICLE VIII

                                   Amendment

     This Agreement may be amended or modified only by written instrument executed by the parties hereto.

                                  ARTICLE IX

    Survival of Representations, Warranties and Covenants; Indemnification

     Section 9.1    Obligation of Seller to Indemnify. Seller agrees to
                    ---------------------------------
indemnify, defend and hold harmless Buyer and its directors, officers, employees, affiliates, shareholders from and against all losses, liabilities, damages, costs or expenses (including, without limitation, interest and reasonable attorneys' fees and disbursements) ("Losses") actually incurred by Buyer or any of such other indemnified parties based upon, arising out of or otherwise in respect of (a) subject to the limitations contained in Section 9.4
                                                                            ---
and Section 9.5, any breach of any representation or warranty of Seller
            ---
contained in this Agreement, (b) Seller breach of the covenants or agreements contained in this Agreement, or (c) any product shipped or manufactured by, or any services provided by, the Seller related to the Activity through the Closing Date, except as for Losses resulting from returns or warranties for such products.

     Section 9.2    Obligation of Buyer to Indemnify.  Buyer agrees to
                    --------------------------------
indemnify, defend and hold harmless Seller (and their respective directors, officers, employees, affiliates, successors and assigns) from and against any Losses actually incurred by Seller based upon, arising out of or otherwise in respect of (a) subject to the limitations contained in Section 9.4(b) and
                                                               ------
Section 9.5, any breach of any representation or warranty of Buyer contained in
        ----
this Agreement, (b) Buyer's breach of any of the covenants or agreements contained in this Agreement or the Buyer Closing Documents, or (c) Buyer's failure to perform or satisfy any Assumed Liability.

     Section 9.3    Notice and Opportunity to Defend.
                    --------------------------------

          (a)  Notice of Asserted Liability.  Promptly after receipt by any
               ----------------------------
party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which could give rise to a claim or the commencement (or Threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party or parties obligated to provide indemnification or payment pursuant to Section 9.1 or 9.2 (the "Indemnifying
                                               ---    ---
Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount of the Loss that has been or may be suffered by the Indemnitee. In no event shall the Indemnitee's failure to give a Claims Notice to the Indemnifying Party relieve the Indemnifying Party of any liability under this Article IX except to the extent the Indemnifying Party can establish that the Indemnitee's failure to give such Claims Notice materially prejudiced the Indemnifying Party's ability to adequately defend such claim.

          (b)  Opportunity to Defend. The Indemnifying Party may elect to
               ---------------------
compromise or defend, at its own expense and with counsel reasonably satisfactory to the Indemnitee, any Asserted Liability, and if the Indemnifying Party so elects to compromise or defend, the Indemnifying Party shall have the right to control the defense of such Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and the Indemnitee shall have the right to control the defense of such Asserted Liability. Notwithstanding the foregoing, (i) the Indemnifying Party may settle or compromise any Asserted Liability, provided,
                                                                    --------
that such settlement or compromise does not result in any liability to, restriction on, or admission of, the Indemnitee, and (ii) provided that the Indemnifying Party is defending an Asserted Liability at its own expense, the Indemnitee may not settle or compromise such claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the

Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     Section 9.4    Limitations on Indemnification.
                    ------------------------------

          (a)  The indemnification provided for in Section 9.1 shall be subject
                                                           ---
to the following limitations:

               (i) Seller shall not be obligated to pay any amounts for indemnification under Section 9.1(a) and (c) until the aggregate Losses actually
                              ------     ---
incurred by Buyer (net of insurance recoveries thereunder) equals $25,000 (the
                                                                  -------
"Basket"), whereupon Seller shall be obligated to pay only the additional amounts of Losses in excess of the Basket actually incurred by Buyer under
Section 9.1(a) and (c) in full, subject to the limits set forth in clauses (ii)
        ------     ---
and (iv) below.

               (ii) Seller shall not be obligated to pay an aggregate amount for indemnification under Sections 9.1(a) in excess of $2,000,000.
                                   ------              -----------

               (iii) Seller shall be obligated to pay any and all amounts for indemnification under Sections 9.1(b) in full up to the Purchase Price without
                               ------
regard to the Basket.

               (iv) Seller shall be obligated to pay any and all amounts for indemnification under Sections 9.1(c) in full without regard to the Basket.
                               ------

          (b)  The indemnification provided for in Section 9.2 shall be subject
                                                           ---
to the following limitations:

               (i) Buyer shall not be obligated to pay any amounts for indemnification under Section 9.2(a) until the aggregate Losses actually
                              ------
incurred by Seller (either individually or collectively) meets the Basket, whereupon Buyer shall be obligated to pay only the additional amounts of Losses in excess of the Basket actually incurred by Seller under Section 9.2(a) in
                                                                  ------
full, subject to the limits set forth in clauses (ii) and (iv) below.

               (ii) Buyer shall not be obligated to pay an aggregate amount for indemnification under Section 9.2(a) in excess of $2,000,000.
                                  ------              ----------

               (iii) Buyer shall be obligated to pay any and all amounts for indemnification under Sections 9.2(b) and (c) in full up to the Purchase Price
                               ------     ---
without regard to the Basket.

     Section 9.5    Survival of Representations, Warranties, Covenants and
                    ------------------------------------------------------
Agreements.   All representations, warranties, covenants and agreements
----------
contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder and except as otherwise specifically provided in this Agreement, all representations and warranties contained herein shall thereafter terminate and expire on the first anniversary of the Closing Date with respect to any claim based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the party asserting such claim shall not have given written notice on or prior to such date to the party against which such claim is asserted.

     Section 9.6    Computation of Indemnified Losses. The amount of any
                    ---------------------------------
indemnified loss otherwise payable pursuant to a claim brought pursuant to
Section 9.3(a) hereunder shall be reduced  (a)
        ------
by the amount of any insurance proceeds from insurance policies owned by Seller on the Closing Date received by Buyer, or its affiliates, officers, directors, and employees as compensation for the damage or loss caused by the act, omission, fact or circumstances giving rise to the indemnified loss; and (b) by the amount, if any, of the net tax benefits actually received by the Indemnitee as a result of the indemnified losses, incurred thereby.

     Section 9.7    Exclusive Remedy.  The indemnification provisions of this
                    -----------------
Article IX are the exclusive remedy following the Closing for any Seller breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby and, without limitation on the foregoing, Buyer hereby waives any and all rights that are or may otherwise be available to it at law or equity in respect to breaches of the representation and warranties of Seller.

                                   ARTICLE X

                                 Miscellaneous

     Section 10.1   Notices.  All notices provided for hereunder shall be in
                    -------
writing and directed as follows:

          (1)    if to Buyer, to:

          Encore Medical Corporation
          9800 Metric Blvd.
          Austin, Texas 78758
          Attention Harry Zimmerman
          Facsimile No.: 512-834-6310

          (2)    if to Seller or Kimberly-Clark Corporation, to:

          Tecnol, Inc.
          1400 Holcomb Bridge Road
          Roswell, GA 30076-9701
          Attention:   Robert E. Abernathy,
                       Group President,
                       Healthcare and Nonwovens

          with a copy to:

          General Counsel
          Kimberly-Clark Corporation
          World Headquarters
          P.O Box 619100
          Dallas, Texas 75261-9100

or at such other place or places as shall be designated by notice by any party hereto.

     Section 10.2   Parties in Interest. This Agreement shall inure to the
                    -------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

     Section 10.3   Entire Agreement. This instrument embodies the whole
                    ----------------
agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained herein. This contract shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.

     Section 10.4   Captions; Counterparts. The section and subsection headings
                    ----------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.5   Governing Law.  This Agreement shall be construed and
                    -------------
enforced in accordance with the laws of the State of Delaware.

     Section 10.6   Severability.  The provisions of this Agreement shall be
                    ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10.7   No Third Party Beneficiaries.  This Agreement shall not
                    ----------------------------
confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     Section 10.8   Confidentiality.  If this Agreement is terminated, Buyer and
                    ---------------
its affiliates and agents shall continue to be bound by and subject to the terms and conditions of Buyer's letter agreement dated February 6, 2001 (the "Confidentiality Agreement").

     Section 10.9   Public Announcements.  Neither Seller nor Buyer shall make
                    --------------------
any publicity release or announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval thereof of Buyer or Seller, as the case may be, as to the substance of such announcement except as required by law, in which case the party issuing the release shall so advise the other parties in writing, including a copy of such release, in advance of such issuance. Seller and Buyer will consult with each other concerning the means by which the Activity's employees, customers, and suppliers and others having dealings with the Activity will be informed of the Transactions, and Buyer will have the right to be present for any such communication.

     Section 10.10  Expenses.  Except as otherwise expressly provided in this
                    --------
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Activity not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     Section 10.11  Definitions.  To the extent not previously defined, the
                    -----------
following terms shall have the definitions set forth below:

"Contract" - any agreement, contract, obligation, promise, or undertaking
 --------
     (whether written or oral and whether express or implied) that is legally binding.

"Encumbrance" - any charge, claim, community property interest, condition,
 -----------
     equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Governmental Authorization" - any approval, consent, license, permit, waiver,
 --------------------------
     or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" - any:
 -----------------

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)  federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Knowledge" - an individual will be deemed to have "Knowledge" of a particular
 ---------
              fact or other matter if such individual is actually aware of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is an employee of such Person has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" - any federal, state, local, municipal, foreign,
 -----------------
     international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Ordinary Course of Business" - an action taken by a Person will be deemed to
 ---------------------------
     have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Person" - any individual, corporation (including any non-profit corporation),
 ------
     general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding" - any action, arbitration, audit, hearing, investigation,
 ----------
     litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Threatened" - a claim, Proceeding, dispute, action, or other matter will be
 ----------
     deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Transition Period" - that period of time from the Closing until the termination
 -----------------
     of the period of the term of the Transition Services and Supply Agreement, which shall be, unless terminated sooner pursuant to such agreement, a period of six (6) months.




     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:
-----

ENCORE MEDICAL CORPORATION


By:  /s/  KENNETH W. DAVIDSON
     ------------------------------------
     Kenneth W. Davidson
     Chief Executive Officer

SELLER:
------

TECNOL, INC.

By:  /s/  ROBERT E. ABERNATHY
     ------------------------------------
     Robert E. Abernathy
     President


KIMBERLY-CLARK CORPORATION

By:  /s/  ROBERT E. ABERNATHY
     ------------------------------------
     Robert E. Abernathy
     Group President
     Global Health Care/Nonwovens


KIMBERLY-CLARK WORLDWIDE, INC.

By:  /s/  ROBERT E. ABERNATHY
     ------------------------------------
     Robert E. Abernathy
     Vice President